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SCHEDULE 14-A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CHANNELL COMMERCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHANNELL COMMERCIAL CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 13, 2004

        The 2004 Annual Meeting (the "Meeting") of the Stockholders of Channell Commercial Corporation, a Delaware corporation (the "Company"), will be held at 9:00 a.m., local time, on May 13, 2004, at the Embassy Suites Hotel, 29345 Rancho California Road, Temecula, California 92591, to consider and vote on the following matters:

  1.
  The election of one Director to serve on the Company's Board of Directors;

  2.
  Approval of the 2004 Incentive Bonus Plan; and

  3.
  To transact such other business as may properly come before said Annual Meeting or any postponement or adjournment thereof.

        Only stockholders of record of the Company's Common Stock at the close of business on March 15, 2004 will be entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

By order of the Board of Directors,
Jacqueline M. Channell Secretary

Temecula, California
April 15, 2004

Channell Commercial Corporation
26040 Ynez Road
Temecula, California 92591

ANNUAL MEETING OF STOCKHOLDERS
May 13, 2004

PROXY STATEMENT

SOLICITATION OF PROXIES

        This proxy statement is solicited on behalf of the Board of Directors of Channell Commercial Corporation, a Delaware corporation (the "Company"), for use at the 2004 Annual Meeting of Stockholders to be held at the Embassy Suites Hotel, 29345 Rancho California Road, Temecula, California 92591 on May 13, 2004 at 9:00 a.m. local time, and at any and all adjournments or postponements thereof (the "Meeting").

        All shares represented by each properly executed, unrevoked proxy received in time for the Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted FOR the election of the nominee listed in the proxy for election to the Board of Directors and FOR the other proposals to be considered at the Meeting.

        Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company at the address set forth above, by presenting at the Meeting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the Meeting and voting in person by the person who executed the proxy.

        This proxy statement is being mailed to the Company's stockholders on or about April 15, 2004. The Company has retained a firm to assist in the distribution of proxies by mail for an estimated fee of $5,000 plus reimbursement for certain expenses, which will be borne by the Company. Expenses include reimbursement paid to brokerage firms and others for their expenses incurred in forwarding material regarding the Meeting to beneficial owners of the Company's Common Stock.

OUTSTANDING SHARES AND VOTING RIGHTS

        Only holders of record of the 9,127,661 shares of common stock of the Company ("Common Stock") outstanding at the close of business on the record date, March 15, 2004, will be entitled to notice of, and to vote at, the Meeting. On each matter to be considered at the Meeting, each stockholder will be entitled to cast one vote for each share of Common Stock held of record by such stockholder on March 15, 2004.

        In order to constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of the Common Stock entitled to vote at the Meeting must be represented at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the plurality of votes. All other proposals to come before the Meeting require the approval of a majority of the votes cast, in person or by proxy, at the Meeting. Abstentions as to a particular proposal and broker non-votes will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

        Unless otherwise indicated, the following table sets forth as of March 2, 2004 certain information as to the beneficial ownership of Common Stock by: (i) each of the Company's Directors, (ii) the Company's chief executive officer and each of the four other most highly compensated executive officers as indicated in the Summary Compensation Table under Executive Compensation below, (iii) all Directors and executive officers as a group, and (iv) each person believed by the Company to beneficially own more than five percent (5%) of the outstanding Common Stock of the Company. In each instance, information as to the number of shares owned and the nature of ownership has been provided by the individuals identified or described and is not within the direct knowledge of the Company.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner (1)	No. of Shares Owned	Exercisable Options (2)	Total	Percent of Class
William H. Channell, Sr. and Jacqueline M. Channell, as co-trustees of the Channell Family Trust (3) 26040 Ynez Road Temecula, CA 92591	3,250,830	334	3,251,164	35.6%
William H. Channell, Jr. 26040 Ynez Road Temecula, CA 92591	715,250	382,134	1,097,384	7.8%
Jacqueline M. Channell 26040 Ynez Road Temecula, CA 92591	—	6,001	6,001	*
Guy Marge 26040 Ynez Road Temecula, CA 92591	—	334	334	*
Bruce Glidden 26040 Ynez Road Temecula, CA 92591	1,000	668	1,668	*
Dana Brenner 26040 Ynez Road Temecula, CA 92591	—	334	334	*
Thomas Liguori 26040 Ynez Road Temecula, CA 92591	30,300	71,095	101,395	1.1%
John B. Kaiser 26040 Ynez Road Temecula, CA 92591	890	59,514	60,404	*
Andrew Zogby 26040 Ynez Road Temecula, CA 92591	900	64,024	64,924	*
Edward J. Burke 26040 Ynez Road Temecula, CA 92591	1,000	62,934	63,934	*
Rutabaga Capital Management (4) 64 Broad Street Boston, MA 02109	977,650	—	977,650	10.7%
FMR Corp. (5) 82 Devon Street Boston, MA 02109	912,524	—	912,524	10.0%
State of Wisconsin Investment Board (6) P.O. Box 7842 Madison, WI 53707	701,300	—	701,300	7.7%
Wellington Management Company, LLP (7) 75 State Street Boston, MA 02109	613,900	—	613,900	6.7%
The Taylor Family Trust (8) 1450 Ravenswood Lane Riverside, CA 92506	469,960	—	469,960	5.1%

Carrie S. Channell (8) 18 Buena Vista Avenue Mill Valley, CA 94941	450,000	—	450,000	4.9%
All present Directors and executive officers as a group (11 in number)	4,000,170	675,539	4,675,709	43.4%

*
Less than 1%

(1)
Unless otherwise indicated, the persons in this table have sole voting, investment and dispositive power with respect to all shares of the Common Stock shown as owned by them, subject to community property laws where applicable.

(2)
This information represents outstanding options exercisable currently or within 60 days of this Proxy Statement.

(3)
William H. Channell, Sr. and his wife, Jacqueline M. Channell, are the co-trustees of the Channell Family Trust which is the stockholder of record of the shares shown on the table as beneficially owned by the Channell Family Trust. Together, they have sole voting and dispositive power over the shares of Common Stock owned by such trust.

(4)
As reported on a Schedule 13G/A filed by Rutabaga Capital Management on February 4, 2004. According to the Schedule 13G/A, as of December 31, 2003, Rutabaga Capital Management had sole voting power over 348,650 shares of Common Stock, shared voting power over 629,000 shares of Common stock and sole dispositive power over 977,650 shares of Common Stock.

(5)
As reported on a Schedule 13G/A filed by FMR Corp. on February 17, 2004. According to the Schedule 13G/A, FMR Corp had sole dispositive power over 912,524 shares of Common Stock as of December 31, 2003. The Schedule 13G/A reports that Edward C. Johnson 3d and Abigail P. Johnson also have sole dispositive power over all of these shares. In addition, it is reported that various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of, the Company's Common Stock. The Schedule 13G/A reports that the interest of one person, Fidelity Low Priced Stock Fund, the in Company's Common Stock amounted to 912,524 shares at December 31, 2003.

(6)
As reported on a Schedule 13G/A filed by the State of Wisconsin Investment Board on February 11, 2004. According to the Schedule 13G/A, State of Wisconsin Investment Board had sole dispositive power over 701,300 shares of Common Stock as of December 31, 2003.

(7)
As reported on a Schedule 13G/A filed by Wellington Management Company, LLP on February 11, 2004. According to the Schedule 13G/A, Wellington Management Company, LLP had shared voting power over 458,900 shares of Common Stock and shared dispositive power over 613,900 shares of Common Stock as of December 31, 2003. It is also reported that the securities as to which Wellington Management Company, LLP filed the Schedule 13G/A, in its capacity as investment adviser, are owned of record by its clients. Those clients have the right to receive, or the power to direct the receipt of dividends from or the proceeds from the sale of, such securities. No such client is reported to be known to have such right or power with respect to more than five percent of the class of securities.

(8)
Michelle Taylor, who is a co-trustee of the Taylor Family Trust, and Carrie S. Channell are daughters of William H. Channell, Sr. and Jacqueline M. Channell and sisters of William H. Channell, Jr. Ms. Taylor and her husband, Roy Taylor, are the sole trustees of the Taylor Family Trust and together have sole voting and dispositive power over the shares of Common Stock held by such trust.

EXECUTIVE OFFICERS AND DIRECTORS

        The following table sets forth information with respect to the Company's current executive officers and directors and their ages as of March 4, 2004.

Name	Age	Positions
William H. Channell, Sr	76	Chairman of the Board and Director
William H. Channell, Jr	46	President, Chief Executive Officer and Director
Jacqueline M. Channell	72	Secretary and Director
Bruce Glidden	75	Director
Guy Marge	60	Director
Dana Brenner	61	Director
Edward J. Burke	48	Vice President, Corporate Engineering
Timothy Hankinson	51	Managing Director, International
John B. Kaiser	52	Vice President, North American Sales
Thomas Liguori	45	Chief Financial Officer
Andrew M. Zogby	43	Vice President, Corporate Marketing

        The Company's Board of Directors was comprised of six members at March 4, 2004. The Directors of the Company are staggered into three classes, with the Directors in a single class elected at each annual meeting of stockholders to serve for a term of three years, or, in the case of a new director replacing a former director, for the remaining term of the former director. One of the Company's Directors is to be elected at the Meeting to a three-year term expiring in 2007. The authorized number of members of the Board of Directors is currently seven. The Company expects to add a sixth and seventh member of the Board prior to or immediately following the Meeting. The Company expects the sixth and seventh members will be independent as defined by NASD rule 4200(a)(15). The Company expects the sixth and seventh members of the Board will serve on the Audit and/or Compensation Committees of the Board and that each of the Audit and Compensation Committees will thereupon be comprised solely of independent directors as defined by NASD rule 4200(a)(15). The executive officers of the Company serve at the pleasure of the Board of Directors.

CONTINUING DIRECTORS OTHER THAN NOMINEE

        William H. Channell, Sr., the son of the Company's founder, James W. Channell, has been the Chairman of the Board since July, 1996. From 1966 to November, 2001 and from July, 2002 to December, 2003 Mr. Channell, Sr. was Chief Executive Officer. Mr. Channell, Sr. is a co-trustee of the Channell Family Trust, which is a principal stockholder of the Company, and is the husband of Jacqueline M. Channell and the father of William H. Channell, Jr. His term as a Director expires in 2005.

        William H. Channell, Jr. has been President and Chief Executive Officer since December, 2003. He was President and Chief Operating Officer of the Company from 1996 to December, 2003. He has been a Director of the Company since 1984. Since joining the Company in 1979, Mr. Channell, Jr. has held the positions of Executive Vice President, Director of Marketing and National Sales Manager. Mr. Channell, Jr. is a principal stockholder of the Company and is the son of William H. Channell, Sr. and Jacqueline M. Channell. His term as a Director expires in 2006.

        Jacqueline M. Channell is Secretary and has been a Director since 1966 except for approximately three months in 2001. She is a co-trustee of the Channell Family Trust, which is a principal stockholder of the Company, and is the wife of William H. Channell, Sr. and the mother of William H. Channell, Jr. Mrs. Channell's term as a Director expires in 2006.

        Dana Brenner became a Director of the Company in March, 2003. Mr. Brenner is the managing partner of Brenner, Bigler & Associates, an accounting firm with offices in Woodland Hills and Blythe, California, focused on medium and small businesses as well as individuals. Mr. Brenner has over 35 years of public accounting experience with companies in various industries including manufacturing, construction, real estate, mortgage banking and credit unions. Mr. Brenner's term as a Director expires in 2005.

EXECUTIVE OFFICERS

        Edward J. Burke has been the Company's Vice President, Corporate Engineering since May 1996 and has served in various similar capacities with the Company since 1984. Mr. Burke has held various technical positions in the thermoplastic product engineering and tooling design field since 1978.

        Timothy Hankinson joined the Company in 1998 as Managing Director, Australia and Asia as a result of the acquisition of A.C. Egerton PLC. Mr. Hankinson had been Managing Director of A.C. Egerton PLC since 1991. Prior to 1991, Mr. Hankinson had served as General Manager of an Australian aircraft manufacturer. Mr. Hankinson became Managing Director, International in December, 2002.

        John B. Kaiser has been the Company's Vice President, North American Sales since 1999. He held the position of Director of Marketing for the Company from 1987 to 1991 and he was Vice President, Broadband Division from 1995 through 1998. Between 1991 and 1995, Mr. Kaiser held the position of District Manager, Southern California, for the General Polymers Division of Ashland Chemical, a thermoplastics distributor, where his responsibilities included general management of district operations, including sales, warehousing, procurement and logistics.

        Thomas Liguori has been the Company's Chief Financial Officer since April, 2000. Mr. Liguori joined the Company from Dole Food Company, where he served as Chief Financial Officer of Dole Europe in Paris, France. From 1992 to 1996, he held various financial positions with Teledyne Inc., including Vice President, Finance for a manufacturer of consumer and industrial products. From 1986 to 1992, Mr. Liguori was a management consultant with Deloitte & Touche. He has over 20 years of financial, accounting and management experience.

        Andrew M. Zogby has been the Company's Vice President, Corporate Marketing since March, 1996. Prior to joining the Company, Mr. Zogby was Director of Strategic Marketing, Broadband Connectivity Group for ADC Telecommunications, a publicly traded telecommunications equipment supplier to both telephone and CATV network providers worldwide. He had been with ADC Telecommunications since 1990. Mr. Zogby has held various technical marketing positions in the telecommunications equipment industry since 1984.

COMPENSATION OF DIRECTORS

        Directors who are also officers of the Company (except as indicated below) receive no additional compensation for their services as directors. Prior to 2003, the Company's non-management directors received compensation consisting of an annual retainer fee of $25,000 plus $1,000 for attendance at any meeting of the Board of Directors or any committee thereof, plus direct out-of-pocket costs related to such attendance. Effective January, 2003, the fee for committee meetings was reduced to $500. Mrs. Channell also receives non-management director retainer and attendance fees. In addition, pursuant to the Company's 1996 Incentive Stock Plan (as described below), each non-management director (including Mrs. Channell) at the time of the initial public offering of stock in 1996 received options to acquire 1,000 shares of the Company's Common Stock with an exercise price equal to $11.00 per share, and on the date of each of the Company's annual stockholder meetings, each non-management director (including non-executive officers who serve as directors) serving on the Board of Directors immediately following such meeting are to receive options to acquire an additional 1,000 shares of the Company's Common Stock with an exercise price equal to the market value of the Common Stock on the date such options are granted. These options will become exercisable at a rate of 33 1/3% per year commencing on the first anniversary of the date of issuance and will have a term of 10 years.

AUDIT COMMITTEE FINANCIAL EXPERT

        The Board of Directors has determined that Mr. Dana Brenner qualifies as a "financial expert" within the meaning of SEC rules. Mr. Brenner is the managing partner of Brenner, Bigler & Associates, an accounting firm with offices in Woodland Hills and Blythe, California. Mr. Brenner has over 35 years of public accounting experience with companies in various industries, including manufacturing, construction, real estate, mortgage banking and credit unions. Mr. Brenner is independent as defined by SEC and NASD rules.

CODE OF ETHICS

        The Company has adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K. This Code of Ethics applies to all employees, including its principal executive officer, principal financial officer and principal accounting officer. This Code of Ethics has been filed as Exhibit 14 to the 2003 Annual Report on Form 10-K. If the Company makes substantive amendments to this Code of Ethics or grants any waiver, including any implicit waiver, the Company will disclose the nature of such amendment or waiver on its web site within five days of such amendment or waiver.

EXECUTIVE COMPENSATION

        Summary Compensation Table.    The following table sets forth the annual and long-term accrual basis compensation of the Company's Chief Executive Officer and the four additional most highly compensated executive officers (collectively, the "Named Officers") for the years ended December 31, 2001, 2002, and 2003.

		Annual Compensation
Name and Positions Held with the Company					Other Annual Compensation ($)(1)		Restricted Stock Awards ($)	Underlying Options/ SARs(#)		LTIP Payouts ($)	All Other Compensation ($)
	Years	Salary ($)	Bonus ($)
William H. Channell, Sr. (2) Chairman of the Board	2003 2002 2001	248,077 — 239,455	— — —		— 15,500 —	(3)	— — —	1,000 1,000 —	(9)	— — —	32,187 30,101 29,234	(8) (8) (8)
William H. Channell, Jr. (2) President and Chief Executive Officer	2003 2002 2001	656,109 508,300 598,000	261,206 447,500 67,260	(4) (5)	— — —		— — —	1,267,800 — 50,000	(9)	— — —	1,024 1,186 1,620	(8) (8) (6)
Thomas Liguori Chief Financial Officer	2003 2002 2001	197,925 185,250 188,200	80,340 60,060 —		— — —		— — —	50,000 — 44,140	(9)	— — —	2,475 — 2,212	(6) (6)
John B. Kaiser Vice President, North American Sales	2003 2002 2001	161,200 147,250 150,589	66,960 47,740 —		— — —		— — —	145,270 — 7,470	(9)	— — —	6,882 2,046 4,371	(7) (8) (7)
Andrew M. Zogby Vice President, Corporate Marketing	2003 2002 2001	179,777 164,305 168,030	21,100 53,269 —		— — —		— — —	148,550 — 8,310	(9)	— — —	5,697 1,246 3,840	(7) (8) (7)
Edward J. Burke Vice President, Corporate Engineering	2003 2002 2001	148,412 138,908 142,057	60,242 45,035 —		— — —		— — —	148,550 — 8,310	(9)	— — —	5,033 749 2,942	(7) (8) (7)

(1)
For each individual named, compensation excludes perquisites and other personal benefits that did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such individual.

(2)
William H. Channell, Sr. retired as Chief Executive Officer on December 10, 2003. Mr. Channell, Sr. will continue as Chairman of the Board. William H. Channell, Jr. was elected as President and Chief Executive Officer effective on December 10, 2003.

(3)
Other Annual Compensation in 2002 was for services as a Company Director.

(4)
The bonus of William H. Channell, Jr. shown in 2002 is based on Company performance in 2001 and 2002.

(5)
The bonus of William H. Channell, Jr. shown in 2001 is based on Company performance in 2000.

(6)
Company contributions to the 401(k) plan.

(7)
Company paid premiums for life insurance and Company contributions to the 401(k) plan.

(8)
Company paid premiums for life insurance.

(9)
In February, 2003, the Company offered current employees and non-employee directors an opportunity to exchange their outstanding options granted under the 1996 Incentive Stock Plan. The tender offer expired March 20, 2003. Outstanding options were cancelled for those employees and non-employee directors who tendered their shares. On September 24, 2003 new options were exchanged for the options cancelled in March, 2003. Included in the 2003 Underlying Options/SARs (#) are new options that were exchanged: Mr. Channell, Sr.: 1,000; Mr. Channell, Jr: 596,400; Mr. Kaiser: 95,270; Mr. Zogby: 100,060; and Mr. Burke: 98,550.

        The following table sets forth information relating to equity securities authorized for issuance under the 1996 Incentive Stock Plan and the 2003 Incentive Stock Plan as of December 31, 2003:

Equity Compensation Plan Information (1)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (2)	1,894,160	$4.95	2,571,371	(3)
Equity compensation plans not approved by security holders (none)	—	—	—
Total	1,894,160	$4.95	2,571,371

(1)
Information is provided as of December 31, 2003.

(2)
Information provided relates to the 1996 Incentive Stock Plan and the 2003 Incentive Stock Plan.

(3)
The 1996 Incentive Stock Plan and 2003 Incentive Stock Plan permits the granting of (i) options to purchase shares of the Company's Common Stock and (ii) shares of the Company's Common Stock that are subject to certain vesting and other restrictions. The 2003 Incentive Stock Plan permits the granting of (i) incentive stock options to purchase shares of the Company's Common Stock to employees of the Company and the Company's subsidiaries and (ii) nonqualified stock options to purchase shares of the Company's Common Stock to employees, Directors, and consultants of the Company and Company's subsidiaries. The 2003 Incentive Stock Plan also permits the granting of shares of the Company's Common Stock that are subject to vesting restrictions based on continued employment or attainment of performance goals.

DESCRIPTION OF CERTAIN PLANS

1996 Incentive Stock Plan

        The Company's 1996 Incentive Stock Plan (the "1996 Stock Plan") currently permits the granting to the Company's key employees, Directors and other service providers of (i) options to purchase shares of the Company's Common Stock and (ii) shares of the Company's Common Stock that are subject to certain vesting and other restrictions ("Restricted Stock"). Initially, a maximum of 750,000 shares of Common Stock were reserved for issuance under the 1996 Stock Plan. In 1999, the 1996 Stock Plan was amended to allow a maximum of 1,500,000 shares to be issued under the 1996 Stock Plan.

        The 1996 Stock Plan is administered by the Compensation Committee of the Board of Directors. The aggregate number of stock options or shares of Restricted Stock that may be granted to any single participant under the 1996 Stock Plan during any fiscal year of the Company is 100,000. The purpose of the 1996 Stock Plan is to secure for the Company and its stockholders the benefits arising from stock ownership by key employees, directors and other service providers selected by the Compensation Committee.

        All options granted under the 1996 Stock Plan are non-transferable and are exercisable in installments determined by the Compensation Committee, except that each option is to be exercisable in minimum annual installments of 20% commencing with the first anniversary of the option's grant date. Each option granted has a term specified in the option agreement, but all options expire no later than ten years from the date of grant. Options under the 1996 Stock Plan may be designated as "incentive stock options" for federal income tax purposes or as options which are not qualified for such treatment, or "non-qualified stock options". In the case of incentive stock options, the exercise price must be at least equal to the fair market value of the stock on the date the option is granted. The exercise price of a non-qualified option need not be equal to the fair market value of the stock at the date of grant, but may be granted with any exercise price which is not less than 85% of the fair market value at the time the option is granted, as the Compensation Committee may determine. The aggregate fair market value (determined at the time the options are granted) of the shares covered by incentive stock options granted to any employee under the 1996 Stock Plan (or any other plan of the Company) which may become exercisable for the first time in any one calendar year may not exceed $100,000.

        Upon exercise of any option, the purchase price must generally be paid in full either in cash or by certified or cashier's check. However, in the discretion of the Compensation Committee, the terms of a stock option grant may permit payment of the purchase price by means of (i) cancellation of indebtedness owed to the Company, (ii) delivery of shares of Common Stock already owned by the optionee (valued at fair market value as of the date of exercise), (iii) delivery of a promissory note secured by the shares issued, (iv) delivery of a portion of the shares issuable upon exercise (i.e., exercise for the "spread" on the option payable in shares), or (v) any combination of the foregoing or any other means permitted by the Compensation Committee.

        Any grants of Restricted Stock will be made pursuant to Restricted Stock Agreements, which will provide for vesting of shares at a rate to be determined by the Compensation Committee with respect to each grant of Restricted Stock. Until vested, shares of Restricted Stock are generally non-transferable and are forfeited upon termination of employment. The Company has not made any grants of Restricted Stock.

        In January, 2003, the Board of Directors approved an offer allowing current employees and non-employee directors to exchange all of their outstanding options granted under the 1996 Stock Plan for new options to be granted under the 2003 Incentive Stock Plan or any other stock option plan that may be adopted by the Company. At the time the Board approved the offer, certain employees' and non-employee directors' outstanding options had exercise prices that were significantly higher than the current market price of the Company's common stock. The Board of Directors made the offer in order to provide these option holders with the benefit of owning options that, over time, may have a greater potential to increase in value. The Board of Directors believed that this would create better performance incentives for these option holders. The offer expired on March 20, 2003. A total of 1,326,890 options to purchase shares of the Company were accepted for exchange and cancelled on March 20, 2003. The 2003 Incentive Stock Plan was approved at the Annual Meeting of Stockholders on April 25, 2003. On September 24, 2003, a total of 1,324,090 new options were exchanged for options cancelled in March, 2003.

        Eligible option holders who participated in the offer received a new option on the new grant date in exchange for each old option that was validly tendered and accepted for exchange. The number of shares covered by each new option was equal to the number of shares covered by the old options, and the vested status and vesting schedule of the old options was preserved and continued. The exercise price of the new options was equal to the closing sale price of the Company's common stock as reported on the Nasdaq National Market on the grant date of the new options.

2003 Incentive Stock Plan

        The Company's 2003 Incentive Stock Plan (the "2003 Stock Plan") currently permits the granting of (i) incentive stock options to purchase shares of the Company's Common Stock to employees of the Company and the Company's subsidiaries and (ii) nonqualified stock options to purchase shares of the Company's Common Stock to employees, Directors and consultants of the Company and the Company's subsidiaries. The 2003 Stock Plan also permits the granting of shares of the Company's Common Stock ("Stock Awards") that are subject to vesting restrictions based on continued employment or attainment of performance goals ("Restricted Stock") to employees, Directors and consultants of the Company and the Company's subsidiaries. Incentive stock options and nonqualified stock options are granted subject to the terms of a stock option agreement entered into between the participant and the Company. A maximum of 3,100,000 shares of Company Common Stock are reserved for issuance under the 2003 Stock Plan.

        The 2003 Stock Plan is administered by the Compensation Committee of the Board of Directors. The aggregate number of stock options that may be granted to any single participant under the 2003 Stock Plan during any fiscal year of the Company is 500,000 (except, with respect to the Company's 2003 fiscal year, such aggregate number was 1,500,000). The purpose of the 2003 Stock Plan is to secure for the Company and its stockholders the benefits arising from stock ownership by employees, Directors and Consultants selected by the Compensation Committee.

        Options granted under the 2003 Stock Plan are non-transferable other than by will or by the laws of descent or distribution and are exercisable, during the lifetime of the participant, only by the participant at times and under conditions determined by the Compensation Committee. Each option granted has a term specified in the stock option agreement, but all options expire no later than ten years from the date of grant. Options under the 2003 Stock Plan may be designated as "incentive stock options" for federal income tax purposes or as "nonqualified stock options." In the case of incentive stock options, the exercise price must be at least equal to the fair market value of the stock on the date the option is granted. The exercise price of a nonqualified stock option need not be equal to the fair market value of the stock on the date of grant, but may be granted, at the discretion of the Compensation Committee, at any exercise price which is not less than 85% of the fair market value at the time the option is granted. The aggregate fair market value (determined at the time the options are granted) of the shares of Company Common Stock covered by incentive stock options granted to any employee under the 2003 Stock Plan (or any other plan of the Company) which may become exercisable for the first time in any one calendar year may not exceed $100,000.

        Upon exercise of an option, the purchase price must generally be paid in full in cash or by cashiers check. However, at the discretion of the Compensation Committee, the terms of a stock option agreement may permit payment of the purchase price by means of (i) delivery of shares of Common Stock already owned by the participant (valued at fair market value as of the date of exercise), (ii) to the extent permitted by applicable law, delivery of a promissory note secured by the shares issued, (iii) delivery of a portion of the shares issuable upon exercise (i.e., exercise for the "spread" on the option payable in shares), or (iv) any combination of the foregoing or any other means permitted by the Compensation Committee.

        Grants of Stock Awards are made pursuant to a Restricted Stock Agreement entered into between the Company and the participant. The Restricted Stock Agreement provides (i) the rate at which shares of Restricted Stock will vest and (ii) any other terms and restrictions deemed appropriate by the Compensation Committee. Until vested, shares of Restricted Stock are generally non-transferable and forfeitable upon termination of employment.

        In the event of a merger, reorganization or sale of substantially all of the assets of the Company, the Compensation Committee, may, in its discretion, do one or more of the following: (i) shorten the period during which options are exercisable, (ii) accelerate any vesting schedule to which an option or Stock Award is subject; (iii) arrange to have the surviving or successor entity assume the Stock Awards and the options or grant replacement options or (iv) cancel options or Stock Awards upon payment to the participants in cash, with respect to each option or Stock Award to the extent then exercisable or vested, of an amount that is equal to the excess of the fair market value of the Company's Common Stock (at the effective time of the merger, reorganization, sale or other event) over (in the case of options) the exercise price of the option.

        The Board of Directors may at any time amend, alter or suspend or terminate the 2003 Stock Plan. No amendment, alteration or suspension or termination of the 2003 Stock Plan may impair the rights of a participant, unless mutually agreed to by the Company and the participant.

Options/SAR Grants Table

        The following table sets forth the stock options granted to the Named Officers for the year ended December 31, 2003.

								Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
			% of Total Options/SARs Granted to Employees in Fiscal Year 2003
	Number of Securities Underlying Options/SARs Granted
					Exercise On Base Price ($/Sh)
Name
							Expiration Date	5%	10%
William H. Channell, Sr.	1,000	(1)	0.0%			$4.84	September 2013	3,044	7,714
William H. Channell, Jr.	321,400 596,400 350,000	(2) (1)	13.8 25.5 15.0	% % %	$ $ $	4.75 4.84 4.15	January 2013 September 2013 December 2013	960,102 1,815,352 913,469	2,433,087 4,600,459 2,314,911
Thomas Liguori	50,000		2.1%			$4.75	January 2013	149,362	378,514
John B. Kaiser	50,000 95,270	(2) (1)	2.1 4.1	% %	$ $	4.75 4.84	January 2013 September 2013	149,362 289,988	378,514 734,885
Andrew M. Zogby	50,000 100,060	(2) (1)	2.1 4.3	% %	$ $	4.75 4.84	January 2013 September 2013	149,362 304,568	378,514 771,834
Edward J. Burke	50,000 98,550	(2) (1)	2.1 4.2	% %	$ $	4.75 4.84	January 2013 September 2013	149,362 299,971	378,514 760,186
(1)
In February, 2003, the Company offered current employees and non-employee directors an opportunity to exchange their outstanding options granted under the 1996 Stock Plan. The tender offer expired March 20, 2003. Outstanding options were cancelled for those employees and non-employee directors who tendered their shares. On September 24, 2003, new options were exchanged for the options cancelled in March, 2003.

(2)
Options granted in January, 2003 that were subsequently cancelled in March, 2003 as part of the Company's offer to exchange outstanding options granted under the 1996 Stock Plan.

(3)
The calculation of potential realizable value assumes annual growth rates for each of the grants shown over their 10-year option term. For example, a $4.84 per share price with a 5% annual growth rate results in a stock price of $7.88 per share and a 10% rate results in a stock price of $12.55 per share. Actual gains, if any, on exercised stock options are dependent on the future performance of the stock.

Aggregated Option/SAR Exercises in Last Fiscal Year and December 31, 2003 Option/SAR Values

        The following table sets forth the number and value of outstanding stock options granted to the Named Officers at December 31, 2003. No options were exercised by the Named Officers in 2003.

			Number of Shares Underlying Unexercised Options/SARs at December 31, 2003
					Value of Unexercised In-the- Money Options/SARs at December 31, 2003
	Shares Acquired On Exercise
Name		Value Realized
			Exercisable	Unexerciseable	Exercisable	Unexerciseable
William H. Channell, Sr.	0	0	334	666	$0	$0
William H. Channell, Jr.	0	0	258,334	688,066	$0	$7,000
Thomas Liguori	0	0	54,428	64,712	$22,440	$11,219
John B. Kaiser	0	0	42,781	52,489	$0	$0
Andrew M. Zogby	0	0	47,291	52,769	$0	$0
Edward J. Burke	0	0	46,201	52,349	$0	$0

Profit Sharing and Savings Plans

        The Company maintains a plan, established in 1993, in accordance with Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Under the terms of this plan, eligible employees may make voluntary contributions to the extent allowable by law. Employees of the Company are eligible to participate in the plan after 90 days of employment. Matching contributions by the Company to this plan are discretionary and will not exceed that allowable for Federal income tax purposes. The Company's contributions are vested over five years in annual increments.

Employment Contracts

        The Company in December, 2003 entered into a five year employment agreement, renewable every five years, with William H. Channell, Jr. Mr. Channell, Jr.'s annual salary is $718,320 (subject to an annual cost of living adjustment). Mr. Channell, Jr. is entitled to participate in the 2003 Incentive Stock Plan, the 401(k) Plan and the 1996 Incentive Compensation Plan (described hereafter). Additionally, the employment agreement provides for incentive compensation to Mr. Channell, Jr., based upon personal performance objectives and increases in the Company's market capitalization over a three-year period. Mr. Channell, Jr. is also entitled to certain other benefits paid for by the Company, including an automobile allowance, health insurance and sick leave, in accordance with the Company's customary practices for senior executive officers.    In the event that the Company were to terminate Mr. Channell, Jr. without cause (as defined in the agreement), or Mr. Channell, Jr. were to terminate his employment for good reason (also as defined in the agreement and including, without limitation, a change of control of the Company), then Mr. Channell, Jr. would be entitled to a lump sum payment equal to three times his then current base salary, all health and life insurance benefits for three years, and accelerated vesting of any stock options or Restricted Stock granted to him.

        The Company amended in December, 2003 the employment agreement with Mr. Channell, Sr. originally entered into in July, 1996. Mr. Channell, Sr.'s annual salary starting in December, 2003 is $50,000. Mr. Channell, Sr.'s benefits include (i) during the term of the agreement, the payment of premiums for a term disability policy providing for $250,000 in annual benefits in the case of his temporary or permanent disability, (ii) during the lifetime of Mr. Channell, Sr. and his wife, Jacqueline M. Channell, medical insurance for each of Mr. and Mrs. Channell comparable to that provided to the Company's senior executive officers, (iii) during Mr. Channell, Sr.'s lifetime, a portion of the premiums on a $1,500,000 life insurance policy owned by Mr. Channell, Sr., under which Mrs. Channell is the beneficiary, and (iv) an automobile allowance.

1996 Incentive Compensation Plan

        Effective beginning in the Company's 1996 fiscal year, the Board of Directors adopted the Company's 1996 Performance-Based Annual Incentive Compensation Plan (the "1996 Incentive Plan"). Eligible participants consist of key employees of the Company. The 1996 Incentive Plan is administered by the Compensation Committee of the Board of Directors. The amount of awards granted under the 1996 Incentive Plan are determined based on an objective computation of the actual performance of the Company relative to pre-established performance goals. Measures of performance may include level of sales, EBITDA, net income, income from operations, earnings per share, return on sales, expense reductions, return on capital, stock appreciation, return on equity, invention, design or development of proprietary products or improvements thereto (patented or otherwise), or sales of such proprietary products or improvements or profitability achieved from sales of proprietary products or improvements. Awards under the 1996 Incentive Plan are payable in cash or, at the election of the Compensation Committee, Common Stock of the Company. Mr. William H. Channell, Jr., the Company's President, receives a bonus calculated using the factors above. The bonus was earned and payable based on continued service in subsequent years for fiscal year 2001 and prior. In 2002, the Compensation Committee changed the bonus to be earned and payable in the current year. The Compensation Committee may establish a bonus pool from which all awards under the Incentive Plan may be granted as well as individual, non-bonus pool awards.

        The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. As of March 15, 2004, the members of this Committee included Mr. Guy Marge, as Chairperson, Mr. William H. Channell, Sr., and Mr. Dana Brenner. However, in connection with the Company's addition of a seventh, independent director prior to or immediately following the Meeting, Mr. Channell, Sr. will leave the Compensation Committee and the newly selected director will join that committee. It is the responsibility of the Compensation Committee to review and approve the Company's executive compensation plans and policies and to monitor these compensation programs in relation to the performance of the particular executive and the overall performance of the Company.

2004 Incentive Bonus Plan

        At the Meeting, the Company's stockholders will be asked to consider and vote on the Company's 2004 Incentive Bonus Plan. Please see Proposal 2 below for a description of this plan.

        The following is a line graph presentation comparing the Company's cumulative total return on each December 31 for the five years ending 2003, with the performance of the NASDAQ market, the S & P Industrials and a similar Industry Index for the same period.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CHANNELL COMMERCIAL CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX
THE S & P COMMUNICATIONS EQUIPMENT INDEX AND THE S & P INDUSTRIALS INDEX

  * $100 invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

  Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
  www.researchdatagroup.com/S&P.htm

BOARD MEETINGS AND COMMITTEES

        The Board of Directors held ten meetings during the fiscal year ending December 31, 2003. The Board has two standing committees: the Audit Committee and the Compensation Committee, both established in June 1996. The Board does not have a Nominating Committee because of the small number of directors and the importance of having all directors involved in the nominating responsibilities of the Board. The Board as a whole conducts the nominating process, including identifying, evaluating, interviewing and selecting director candidates. Effective as of the Meeting, all nominations for election or reelection of directors will be approved by a majority of the Company's independent directors. Mr. Brenner, Mr. Glidden, and Mr. Marge are independent directors as defined by NASD rule 4200(a)(15). Because of the small number of directors, the Board does not have a policy with regard to the consideration of director candidates recommended by security holders but welcomes such recommendations. Recommendations for director candidates should be sent to the Chairman of the Board, Channell Commercial Corporation, 26040 Ynez Road, Temecula, CA 92591. The qualifications for nominees recommended by the Board and by security holders are the same: integrity, sound business judgment and commitment to fulfilling the responsibilities of Board membership and to meeting all legal and regulatory requirements. In addition, the Board attempts to attract director candidates with diverse backgrounds and experience. The Board welcomes communications from security holders. Please direct such communications to the Chairman of the Board, Channell Commercial Corporation, 26040 Ynez Road, Temecula, CA 92591. All communications should include the security holder's name and address. All such security holders' communications, except for communications of a business solicitation nature, will be forwarded to each Board member. The Board does not require directors to attend the Annual Meeting. Two of the six members attended the 2003 Annual Meeting. The Audit Committee recommends engagement of the Company's independent accountants, approves the services performed by such accountants and reviews and evaluates the Company's accounting systems and its system of internal accounting controls. All members of the Audit Committee are independent as defined by NASD rule 4200(a)(15). The Board has adopted a written charter for the Audit Committee. The Compensation Committee makes recommendations to the full Board of Directors regarding levels and types of compensation of the Company's executive officers and administers the 1996 Stock Plan and the 2003 Stock Plan. See "Executive Compensation" and "Description of Certain Plans". In 2003, the Audit Committee met three times and the Compensation Committee met five times in performing their responsibilities. In 2003, no director failed to attend at least 75% of the aggregate number of Board and Committee meetings during the period of his or her service.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

        During 2003, members of the Company's Compensation Committee consisted of Messrs. Guy Marge, William H. Channell, Sr. and Dana Brenner. No additional information concerning the Compensation Committee or the Company's executive officers is required by Item 402 of Regulation S-K.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors oversees the Company's executive compensation programs. The Compensation Committee includes two non-management Directors. In connection with the Company's addition of two independent directors prior to or immediately following the Meeting, one of the newly selected independent directors will join the Compensation Committee as a third non-management director and William H. Channell, Sr. will leave that committee. The Compensation Committee reviews and approves the compensation philosophy and program design, individual base salary, annual cash bonus and stock option grants. Among other responsibilities, the Compensation Committee reviews and approves various officer and general employee compensation and benefit policies and practices.

        Since 1996, the Company has implemented an employee compensation philosophy that delivers a total compensation approach that includes historical and market sensitive base salary, performance based individual bonuses, equity participation, a package of benefits and a working environment that creates an advantage for the Company within the extremely competitive telecommunication/broadband business environment. Equity participation and broad-based employee ownership of the Company's stock is achieved through stock option programs in which a number of non-management employees are able to participate. This approach enables the Company to achieve industry-competitive performance in attracting and retaining employees and to align the interests of the employees to the interests of the stockholders. The Company's compensation philosophy for its officers is similar to that of all employees.

        The Compensation Committee reviews and approves the annual base salary for executive officers in line with their responsibilities and with external market practices.

        The 1996 Incentive Compensation Plan rewards achievement of specified levels of corporate revenue and earnings, division revenue and earnings where appropriate, corporate debt and balance sheet ratios, and individual performance. Officers are eligible to receive a pre-determined portion of their base salary as a targeted annual incentive bonus. A pre-determined formula, which takes into account market capitalization as well as revenue and earnings performance against the annual plan approved by the Board of Directors, and quantitative and qualitative aspects of the annual plan are used to determine the bonus award. There is a discretionary component that is based on each officer's performance and contribution to the Company during the fiscal year.

        The Company grants stock options throughout the organization to provide long-term incentives and align employee and stockholder interests. Individual grants are based on various factors, including performance and contribution, and estimated value of proposed option grant and market prices.

        Mr. Channell, Sr. did not receive incentive compensation in 2003. The Compensation Committee approved an annual salary of $50,000 for Mr. Channell, Sr. effective January 1, 2004. In December, 2003, William H. Channell, Jr. was elected President and Chief Executive Officer. Mr. Channell, Jr.'s 2003 compensation reflected his performance in 2003 as President and Chief Operating Officer. Mr. Channell, Jr.'s 2004 compensation will be determined by the Compensation Committee's assessment of his performance as President and Chief Executive Officer. The 2005 Compensation Committee Report will outline the President and Chief Executive Officer's compensation as it relates to the Company's performance.

        The Compensation Committee approved executive bonuses and executive stock option grants in 2003 consistent with the Company's employee compensation philosophy described above.

COMPENSATION COMMITTEE Guy Marge, Chairman William H. Channell, Sr. Dana Brenner

March 15, 2004

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to the audited financial statements for the fiscal year ended December 31, 2003 (the "Financial Statements") of the Company. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which has been adopted by the Board of Directors and is attached to this Proxy Statement as Appendix A. The Audit Committee is composed of three outside Directors.

        Management is responsible for the Company's internal controls and financial reporting process. Grant Thornton LLP, the Company's independent auditors, is responsible for performing an independent audit of the Company's Financial Statements. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Financial Statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America. In addition, the Audit Committee has reviewed with the independent auditors the auditor's independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

        The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        The Audit Committee has reviewed and discussed the Financial Statements with the Company's management.

        Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE Dana J. Brenner, Chairman Bruce Glidden Guy Marge

March 15, 2004

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has two leases for approximately 261,000 square feet of manufacturing, warehouse and office space in Temecula, California, with William H. Channell, Sr., a principal stockholder and Chairman of the Board of the Company. The term of the first lease is through December 31, 2005, with two five-year renewal options. Additionally, an adjacent 100,000 square foot building was constructed and completed in 1996. Subsequent to December 31, 1996, the Company guaranteed debt of Mr. Channell, Sr. of approximately $0.8 million incurred in connection with construction of the building. The loan amount subject to the guarantee is expected to decline before expiring in 2016. At December 31, 2003, the outstanding loan balance subject to the guarantee totaled $0.6 million. It is not practicable to estimate the fair value of the guarantee; however, the Company does not anticipate that it will incur losses as a result of this guarantee. This building is also being leased from Mr. Channell, Sr. through 2005, with two five-year renewal options. Both leases provide for payments of insurance, repairs, maintenance and property taxes. Rent expense paid under the leases was $1.2 million, $1.3 million and $1.3 million for the years ended December 31, 2001, 2002 and 2003, respectively. The Company believes that the terms of these leases are no less favorable to the Company than could be obtained from an independent third party. As part of the restructuring plan announced in the third quarter of 2001, the Company has vacated warehouse space in one of the facilities. The Company intends to sublease the vacated warehouse space.

        In May, 2002 the Company sold its RF line of passive electronic devices to RMS Communications, Inc., which is owned by Gary Napolitano, a former officer of the Company. A sale in the amount of $800,000 was recorded. RMS Communications, Inc. paid the Company $125,000 in cash at the time of sale, and the remaining $675,000 is payable in monthly installments through June 30, 2003, bearing interest at 7% per annum. The account is currently in arrears. The amount due from RMS Communications, Inc. included in accounts receivable at December 31, 2003 is $337,494. The Company has security interest in the inventory and a personal guarantee from Mr. Napolitano and believes the amount will be paid in full.

        In 2003, the Company paid $72,912 to Carolyn Channell for consulting services. Mrs. Channell is the wife of William H. Channell, Jr., the Company's President and Chief Executive Officer. Mrs. Channell consults on insurance coverage matters for the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission") and the NASDAQ Stock Market. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on the Company's review of copies of Section 16(a) filings received by it with respect to the Company's most recent fiscal year through 2004, or written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements were timely observed during 2003.

PROPOSAL 1

ELECTION OF DIRECTOR

GENERAL

        The Company's Bylaws provide that the Board of Directors will be staggered into three classes. The Directors in a single class are elected at each annual meeting of stockholders to serve for a term of three years, or, in the case of a new director replacing a former director, for the remaining term of the former director. The authorized number of members of the Board of Directors is currently seven.

        The Company's nominee for election to the Board of Directors is currently serving as a Director of the Company and has consented to being named in the Proxy Statement and to serve if elected. Directors are elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions or broker non-votes as to the election of Directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by proxies will be voted FOR the election of the nominee named herein. Although it is anticipated that the nominee will be able to serve as a Director, should the nominee become unavailable to serve, the proxies will be voted for such other person as may be designated by the Company's Board of Directors in accordance with their judgment.

        Set forth below is the name and description of the background of the nominee for Director of the Company and his principal occupation for the past five years. The nominee first became a Director of the Company in the year set forth in the biographical information.

Name	Age	Position
Guy Marge	60	Director

        Biographical information follows for the nominee. Age is as of March 4, 2004.

        Guy Marge became a Director of the Company in August, 2002. Mr. Marge is President and Chief Executive Officer of Western Brass Industries, Inc. and Storm Industries, Inc. From 1988 to 2001, Mr. Marge was Chief Executive Officer of the Milhous Group, Inc., a manufacturer of plastic, metal-formed and pre-cast concrete products. From 1978 to 1988, Mr. Marge held executive management positions with Kearney-National, Inc., The United Groups, Inc., and Uniroyal Technology Corporation. Mr. Marge's term as a Director expires in 2004.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 2

APPROVAL OF 2004 INCENTIVE BONUS PLAN

        The stockholders of the Company are being asked to approve the Company's 2004 Incentive Bonus Plan (the "2004 Incentive Plan"). The Board of Directors has unanimously approved and adopted the 2004 Incentive Plan, subject to stockholder approval at the Annual Meeting, but no awards have yet been granted under the 2004 Incentive Plan.

Purpose of the 2004 Incentive Plan

        The Board of Directors believes that the 2004 Incentive Plan will enhance the ability of the Company to attract and retain individuals of exceptional managerial talent by providing an incentive to attain certain specified performance objectives of the Company. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that any publicly-traded corporation will be denied a deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1,000,000 per officer per year. However, the deduction limit does not apply to "performance-based compensation", as defined in Section 162(m). Compensation is performance-based compensation if (i) the compensation is payable solely on account of the attainment of one or more performance goals; (ii) the performance goals are established by a compensation committee of the Board of Directors consisting solely of two or more "outside directors"; (iii) the material terms of the compensation and the performance goals are disclosed to and approved by the stockholders in a separate vote; and (iv) the compensation committee of "outside directors" certifies that the performance goals have been satisfied. The Company believes that, if the stockholders approve the 2004 Incentive Plan, the awards granted thereunder will satisfy the requirements to be treated as performance-based compensation, and accordingly will not be subject to the deduction limit of Section 162(m) of the Code.

Required Vote

        Affirmative votes of a majority of the votes cast in person or represented by proxy at the Annual Meeting will be required to approve this proposal. Abstentions and broker non-votes will not be considered votes cast at the Meeting and thus will not affect the determination as to whether the requisite majority approval has been obtained with respect to this proposal. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted FOR the approval of the 2004 Incentive Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2004 INCENTIVE PLAN.

Summary of the 2004 Incentive Plan

        The following paragraphs provide a summary of the principal features of the 2004 Incentive Plan and its operation. The summary description is qualified in its entirety by reference to the full text of the 2004 Incentive Plan itself, as set forth in Appendix A to this Proxy Statement.

  Administration of the 2004 Incentive Plan.

        The 2004 Incentive Plan will be administered by the Compensation Committee of the Board of Directors, which will consist entirely of two or more persons who are "outside directors" within the meaning of Section 162(m) of the Code. Subject only to the terms of the 2004 Incentive Plan, the Compensation Committee is vested with full and final discretion and authority to grant awards under the 2004 Incentive Plan, to construe and interpret the 2004 Incentive Plan and to make all other determinations and take all other actions which it deems necessary or appropriate for the proper administration of the 2004 Incentive Plan.

  Eligibility to Receive Awards.

        Executive officers of the Company, as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended, and "covered employees", as defined in Section 162(m) of the Code, are eligible to participate in the 2004 Incentive Plan.

        Approximately six employees are currently eligible to participate in the 2004 Incentive Plan. The Compensation Committee may determine which eligible persons will participate in the 2004 Incentive Plan.

  Awards and Performance Goals.

        The Compensation Committee will establish for each participant in the 2004 Incentive Plan a performance award opportunity. Each performance award will relate to a specified performance award period, which will consist of one or more fiscal years of the Company, or one or more quarters thereof, and will be based upon the achievement of a specified performance goal during such specified award period. In the discretion of the Compensation Committee, the performance goal tied to each award may relate to any one or more of the following measures: revenues (in the aggregate or for particular product lines or markets); earnings per share; earnings before interest, taxes, depreciation and amortization; before-tax or after-tax net profits; level of sales; net income; income from operations; expense reductions; return on capital; stock appreciation; market capitalization; return on equity; design or development of proprietary products or improvements thereto (patented or otherwise); sales of such proprietary products or improvements; profitability achieved from sales of proprietary products or improvements; acquisitions or divestitures; or any other similar objective financial or business criteria. Each performance goal will be established by the Compensation Committee not later than 90 days after the first day of the performance award period, or the date on which 25% of the award period has elapsed, whichever is earlier.

        Each award under the 2004 Incentive Plan may consist of cash (or, if the participant is indebted to the Company, by cancellation of such indebtedness) or a grant of restricted stock of the Company. Each cash award will be equal to a specific dollar amount (subject to decrease as described below) determined strictly under the performance goals established for a specified award period, except that an award to a participant who is not a "covered employee" within the meaning of Section 162(m) of the Code may, alternatively, be an amount determined in the discretion of the Compensation Committee within a range determined under the performance goals for the specified award period.

        Each award will be granted to a participant as determined under the performance goals established by the Compensation Committee for a specified award period. The maximum award to any participant may not exceed $1,500,000 for any performance award period consisting of a full year (prorated for performance award periods consisting of less than a full year), or such amount multiplied by the number of years in an award period consisting of multiple years; provided, however, that if the award consists of restricted stock, the maximum number of shares that may be awarded will be 750,000 shares for any performance award period consisting of a full year (prorated for performance award periods consisting of less than a full year), or such number of shares multiplied by the number of years in an award period consisting of multiple years, as adjusted by the Compensation Committee to reflect transactions affecting the capital stock of the Company.

  Determination and Payment of Actual Awards.

        As a condition precedent to the payment of any award or the granting of restricted stock, the Compensation Committee must certify, by means of a written resolution, that the performance goal for the award has been satisfied and that the amount of the award is no greater than the award limitations specified in the 2004 Incentive Plan and described above.

        The Compensation Committee retains discretion to reduce the actual award payable to any participant below that which would be otherwise payable under the applicable formula. The Compensation Committee does not, however, have discretion to increase the award otherwise payable to any participant. The reduction in any participant's award for any award period as a result of the Compensation Committee's exercise of its discretion will not increase the amount of an award to any other participant with respect to such award period.

        The Company will pay awards in cash or, in the case of awards of restricted stock, by the granting of such restricted stock, reasonably promptly following the conclusion of each award period of the Company and the Compensation Committee's certification. If, and only if, the Compensation Committee so specifies at the time it grants an award, a participant who dies, becomes "disabled," retires in accordance with the Company's policies, voluntarily terminates his or her employment with the Company for "good reason," or if a "change of control" of the Company occurs before the end of the award period, will be entitled to his or her award in full or on a prorated basis, as determined by the Compensation Committee when it sets the performance goal for the award period. For this purpose, "cause," "good reason," and "change of control" will have the meanings specified in the participant's employment agreement with the Company, or, if not so defined, will be defined in writing by the Compensation Committee at the time of the grant of the award.

  Other Provisions.

        The Board of Directors may from time to time amend, suspend or terminate, in whole or in part, any or all of the provisions of the 2004 Incentive Plan, but without adversely affecting a participant's rights with respect to any award that he or she may have become entitled to, before the effective date of the amendment, suspension or termination. However, in the event that any amendment or other modification of or to the 2004 Incentive Plan expands the class of persons eligible to participate in the 2004 Incentive Plan, raises the award limits set forth in the 2004 Incentive Plan or requires stockholder approval in order to continue the compliance of the 2004 Incentive Plan as a "performance-based" plan under Section 162(m) of the Code, such amendment or modification will be contingent on the receipt of stockholder approval.

        The 2004 Incentive Plan will not affect or impair the Company's right to terminate the employment or other contract for services of a participant, or entitle a participant to receive any particular level of compensation. In addition, nothing contained in the 2004 Incentive Plan nor the participation by any participant shall limit the ability of such participant to participate in any other compensatory plan or arrangement of the Company, or to receive a bonus from the Company other than under the 2004 Incentive Plan.

        Because awards under the performance criteria specified in the 2004 Incentive Plan will be based on the Company's future performance, no incentive compensation under the 2004 Incentive Plan has yet been earned by anyone. Consequently, the amount of annual incentive compensation to be paid in the future to the Company's current or future 2004 Incentive Plan participants cannot be determined at this time, because actual amounts will depend on actual performance and on the Compensation Committee's discretion to reduce those amounts.

NEW PLAN BENEFITS

        Because awards under the 2004 Incentive Bonus Plan are discretionary, no awards are determinable at this time.

AUDIT AND ALL OTHER FEES

        Grant Thornton LLP was the Company's independent auditor during the year ended December 31, 2003 and also has been selected by the Audit Committee to serve as the independent auditor for 2004.

        Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make statements if they desire, and will be available to respond to questions of stockholders.

        The Audit Committee is directly responsible for appointing, setting compensation and overseeing the work of the independent auditors. Beginning in 2003, the Audit Committee pre-approved all audit and permissible non-audit services to be provided by the independent auditors. The Audit Committee separately pre-approves all services provided by the independent auditor. The Company provides reporting to the Audit Committee regarding all audit, audit-related, tax and other non-audit services provided by the Company's independent auditors. The Audit Committee has determined that the provision of these services is compatible with the auditors' independence.

        The following table presents fees billed to the Company for the fiscal years ended December 31, 2003 and December 31, 2002 by Grant Thornton LLP.

	2002	2003
Audit Fees	$308,138	$371,189
Audit Related Fees	$10,901	22,510
Tax Fees	$533,408	407,404
All Other Fees	$10,064	65,396

Total	$862,511	$866,499

        Audit Fees include fees billed for professional services for the audit of the Company's annual consolidated financial statements and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q.

        Audit Related Fees include fees for professional services related to review of cycle count procedures and internal control documentation.

        Tax Fees include services performed by the independent auditor's tax personnel related to preparation of tax returns, assistance with tax audits and appeals, tax planning and advice, and federal, state and foreign country compliance.

        All Other Fees are fees associated with services not captured in the other categories. Included in All Other Fees is professional services related to the incentive stock option plan, review of a sale & leaseback agreement, and debt financing review.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        All proposals of stockholders intended to be presented at the Company's 2005 Annual Meeting of Stockholders must be directed to the attention of the Secretary of the Company, at the address of the Company set forth on the first page of this Proxy Statement, by December 26, 2004, if they are to be considered for possible inclusion in the Proxy Statement and form of proxy used in connection with such meeting.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors knows of no other matters which may be presented for consideration at the Annual Meeting. However, if any other matter is presented properly for consideration and action at the Annual Meeting, or any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

FORM 10-K

        The 2003 Form 10-K, without exhibits, containing the financial statements of the Company for the year ended December 31, 2003, accompanies this proxy statement. A list of exhibits is included in the Form 10-K and are available from the Company upon the payment to the Company of the costs of furnishing them.

By order of the Board of Directors,
Jacqueline M. Channell Secretary

Dated: April 15, 2004

APPENDIX A

CHANNELL COMMERCIAL CORPORATION

AUDIT COMMITTEE CHARTER

        1.     Members. The Board of Directors shall appoint an Audit Committee of at least three members, consisting entirely of "independent" directors of the Board, and shall designate one member as chairperson. For persons hereof, "independent" shall mean a director who meets the National Association of Securities Dealers, Inc. ("NASD") definition of "independence".

        Each member of the Company's Audit Committee must be financially literate and one member of the Audit Committee shall have accounting or related financial management expertise, both as provided in the NASD rules.

        2.     Purposes, Duties and Responsibilities. The Audit Committee shall represent the Board of Directors in discharging its responsibility relating to the accounting, reporting and financial practices of the Company and its subsidiaries, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee shall:

          (i)    Recommend to the Board of Directors, and evaluate, the firm of independent certified public accountants to be appointed as auditors of the Company, which firm shall be ultimately accountable to the Board of Directors through the Audit Committee.

          (ii)   Review with the independent auditors their audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters and any reports of the independent auditors with respect to interim periods.

          (iii)  Review the written statement from the outside auditor of the Company concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor and assess the independence of the outside auditor as required under Independent Standard Boards Standard No. 1.

          (iv)  Review and discuss with management and the independent auditors the financial statements of the Company, including an analysis of the auditors' judgment as to the quality of the Company's accounting principles.

          (v)   Review and discuss the adequacy of the Company's internal controls with the Company's Chief Financial Officer and/or his designee from time to time.

          (vi)  Review significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company's financial reports.

          (vii) Review the financial statements of the Company and its subsidiaries on a quarterly basis, in a manner consistent with Statement on Auditing Standards No. 71, and perform such review, if practicable, prior to the public release of quarterly earnings information and, in any event, prior to the filing of Forms 10-Q and/or 10-K.

          (viii) Prepare and attempt to cause to be included in the Company's proxy materials the Audit Committee Report required by the Rules and Regulations of the Securities and Exchange Commission.

          (ix)  Review material pending legal proceedings involving the Company and other contingent liabilities.

          (x)   Review the adequacy of the Audit Committee Charter on an annual basis.

        3.     Meetings. The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally two times each year, either in person or telephonically. The Audit Committee shall meet in executive session with the independent auditors at least annually. The Audit Committee may create subcommittees who shall report to the Audit Committee. The Audit Committee shall report to the full Board of Directors with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum.

        4.     Limitations on Duties. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditors. It is also not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

APPENDIX B

CHANNELL COMMERCIAL CORPORATION

2004 INCENTIVE BONUS PLAN

        1.     Adoption, Name and Effective Date. Channell Commercial Corporation, a Delaware corporation (the "Company"), hereby adopts the Channell Commercial Corporation 2004 Incentive Bonus Plan (the "Plan") effective as of May 13, 2004, and first applying with respect to the fiscal year ending December 31, 2004, subject to stockholder approval at the 2004 Annual Meeting of Stockholders as described below.

        2.     Purpose. The purpose of the Plan is to provide additional compensation as an incentive to executive officers to attain certain specified performance objectives of the Company and to ensure the continued availability of their full-time or part-time services to the Company and its subsidiary and affiliated corporations. The Plan is also intended to qualify as a "performance-based" plan as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (including proposed, temporary and final regulations promulgated thereunder from time to time, the "Code"), and thereby secure the full deductibility for federal income tax purposes of bonus compensation paid to persons who are "executive officers" of the Company, or who are "covered employees" of the Company or its subsidiary or affiliated corporations under Section 162(m)(3) of the Code.

        3.     Administrative Committee. The Plan will be administered by a committee (the "Committee") of the Company's Board of Directors (the "Board"), consisting entirely of two or more persons who are "outside directors" within the meaning of Section 162(m) of the Code. The Committee is hereby vested with full powers of administration, subject only to the provisions set forth herein.

        The Committee shall hold its meetings at such times and places as it may determine, shall keep minutes of its meetings and shall adopt, amend or revoke such rules and procedures as it deems proper for the administration of this Plan; provided, however, that it shall take action only upon the agreement of a majority of the whole Committee. Any action that the Committee takes through a written instrument signed by a majority of its members shall be effective as though it had been taken at a meeting duly called and held. The Committee shall report all actions taken by it to the Board.

        The Committee shall have the full and final discretion and authority, subject to the provisions of the Plan, to grant awards pursuant to the Plan, to construe and interpret the Plan and to make all other determinations and take all other actions which it deems necessary or appropriate for the proper administration of the Plan. All such interpretations, actions and determinations shall be conclusively binding for all purposes and upon all persons.

        4.     Eligibility. For each fiscal year of the Company, the participants entitled to share in the benefits of the Plan (each, a "Participant") are persons who are selected by the Committee in its discretion, provided that each Participant must be an "executive officer" of the Company, as such term is defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended (or any successor rule or regulation), or a "covered employee" of the Company or its subsidiary or affiliated corporations under Section 162(m)(3) of the Code (each, a "Covered Employee"). Except as provided in Section 6.4, a person whose employment or service relationship with the Company is terminated for any reason prior to the end of any award period will not be entitled to participate in the Plan or receive any benefits with respect to any later fiscal year, unless he or she again becomes eligible to participate in the Plan under the first sentence of this Section 4.

  5.
  Determination of Awards; Limitations on Amounts of Awards.

          5.1   Performance Measures for Determination of Awards. The Committee in its discretion shall establish, for each Participant and for each performance award period, a performance award opportunity based upon the achievement of a specified goal relating to the following measures (singly or in combination): revenues (in the aggregate or for particular product lines or markets);

1

  earnings per share; earnings before interest, taxes, depreciation and amortization; before-tax or after-tax net profits; level of sales; net income; income from operations; expense reductions; return on capital; stock appreciation; market capitalization; return on equity; design or development of proprietary products or improvements thereto (patented or otherwise); sales of such proprietary products or improvements; profitability achieved from sales of proprietary products or improvements; acquisitions or divestitures; or any other similar objective financial or business criteria. The maximum award under the Plan for each award period to any Participant shall not exceed $1,500,000 in respect of any performance award period consisting of a full year (prorated for performance award periods consisting of less than a full year), or such amount multiplied by the number of years in an award period consisting of multiple years; provided, however, that if the award consists of restricted stock, the maximum number of shares that may be awarded shall be 750,000 shares in respect of any performance award period consisting of a full year (prorated for performance award periods consisting of less than a full year), or such number of shares multiplied by the number of years in an award period consisting of multiple years, with such number to be adjusted in the manner determined by the Committee to reflect any recapitalization, stock split, stock dividend, reorganization, reclassification, reverse stock split, or similar transaction affecting the capital stock of the Company. Each performance goal established under the Plan shall be established by the Committee not later than the earlier of the date which is 90 days after the first day of the performance award period, or the date on which 25% of the award period has elapsed.

          5.2   Determination of Amount of Individual Awards. For each award period, each Participant who is or may be a Covered Employee for such award period shall receive an award equal to the specific amount (subject to decrease as provided in this Section 5.2) determined strictly under the performance goals established pursuant to Section 5.1. For each award period, each Participant who is not a Covered Employee for such award period shall receive an award which may be either (a) equal to the specific amount (subject to decrease as provided in this Section 5.2) determined strictly under the performance goals established pursuant to Section 5.1, or (b) an amount determined in the discretion of the Committee within a range determined under the performance goals established pursuant to Section 5.1. An award may consist of restricted stock of the Company, which will be granted to the Participant, or vest and become nonforfeitable in the Participant, as determined under the performance goals established pursuant to Section 5.1. In the case of an award of restricted stock, the Committee may condition the grant of the award on the agreement of the Participant not to make the election described in Section 83(b) of the Code. The Committee shall not have the discretion to increase, but shall have the discretion to decrease, any award determined in accordance with the Plan. The reduction in any Participant's award for any award period as a result of the Committee's exercise of such discretion shall not increase the amount of an award to any other Participant (through reallocation of unutilized awards or otherwise) with respect to such award period.

  6.
  Award Periods; Payment of Awards.

          6.1   Award Periods. All awards shall be made on the basis of an award period, which shall consist of one or more fiscal years of the Company, or one or more quarters thereof. The award period may be different for different awards.

          6.2   Committee Certifications. As a condition precedent to the payment of any award (or the grant or vesting of an award of restricted stock), the Committee shall certify, as soon as practicable following the end of the award period, that the objective performance goal for the award has been satisfied and that the amount of the award is no greater than the limitations set forth in Section 5.1. The Committee shall make such determination by means of a written resolution of the Committee that is maintained in the minute book of the Company.

          6.3   Payment of Awards. Awards under the Plan will be paid in cash (or, if the Participant is indebted to the Company, by cancellation of such indebtedness), or, in the case of award of restricted stock, by the grant or vested of such restricted stock, reasonably promptly following the

2

  conclusion of each fiscal year or other award period of the Company and the certification of the Committee as set forth in Section 6.2. All awards under the Plan will be subject to withholding for applicable employment and income taxes.

          6.4   Termination of Employment. An award that would otherwise be payable to a Participant (including, without limitation, an award involving the granting or vesting of restricted stock) who is not employed by the Company on the last day of an award period will not be paid (or will not vest, as the case may be), except that, on the grant of an award, the Committee may specify that the award will be paid (or will vest, as the case may be) in full or on a prorated basis in the event that, before the end of such award period, the Participant dies, becomes "disabled," retires in accordance with the Company's policies, is involuntarily terminated by the Company without "cause," or voluntarily terminates his employment with the Company for "good reason," or if a "change of control" of the Company occurs. For purposes of this Section 6.4, the terms "cause," "good reason," and "change of control" shall be as defined in the Participant's employment agreement with the Company, or, if not so defined, shall be defined in writing by the Committee at the time of the grant of the award.

        7.     Nonassignment. The interest of any Participant is not assignable either by voluntary or involuntary assignment or operation of law (except that, in the event of death, earned and unpaid amounts shall be payable to the legal successor of a Participant).

        8.     Indemnification. No employee, member of the Committee or director of the Company will have any liability for any decision or action if made or done in good faith, nor for any error or miscalculation unless such error or miscalculation is the result of his or her fraud or deliberate disregard of any provisions of the Plan. The Company will indemnify each director, member of the Committee and any employee acting in good faith pursuant to this Plan against any loss or expense arising therefrom.

        9.     Amendment, Suspension or Termination. The Board may from time to time amend, suspend or terminate, in whole or in part, any or all the provisions of this Plan; provided, however, that no such action shall adversely affect the right of any Participant with respect to any award of which he or she may have become entitled to payment hereunder prior to the effective date of such amendment, suspension or termination. In particular, but without limitation, the Board shall have the authority to amend or modify the Plan from time to time in order to reflect amendments to or regulations promulgated under Section 162(m) of the Code. Notwithstanding the foregoing, in the event that any amendment or other modification of or to the Plan expands the class of persons eligible to participate as set forth in Section 4, raises the limits set forth in the last sentence of Section 5.1 or requires stockholder approval in order to continue the compliance of the Plan as a "performance-based" plan under Section 162(m) of the Code, such amendment or modification shall be contingent on the receipt of stockholder approval.

        10.   Limitations; Participation in Other Plans. This Plan is not to be construed as constituting a contract of employment or for services. Nothing contained herein will affect or impair the Company's right to terminate the employment or other contract for services of a Participant hereunder, or entitle a Participant to receive any particular level of compensation. The Company's obligation hereunder to make awards merely constitutes the unsecured promise of the Company to make such awards from its general assets, and no Participant hereunder will have any interest in, or a lien or prior claim upon, any property of the Company. Nothing herein nor the participation by any Participant shall limit the ability of such Participant to participate in any other compensatory plan or arrangement of the Company, or to receive a bonus from the Company other than under this Plan.

        11.   Governing Law. The terms of this Plan will be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflict of laws.

        12.   Term. This Plan shall continue in place until the fifth anniversary of the effective date, unless earlier terminated by the Board as provided in Section 9. No awards shall be paid under the Plan unless and until the material terms (within the meaning of Section 162(m)(4)(C) of the Code) of the Plan are disclosed to the Company's stockholders and are approved by the stockholders by a majority of votes cast in person or by proxy.

        CNLCM-PS-04

3

April 15, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 8:00 a.m., on Thursday, May 13, 2004, at the Embassy Suites located at 29345 Rancho California Road, Temecula, California. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

Sincerely, Jacqueline M. Channell
Secretary

DETACH HERE

☒
Please mark
votes as in
this example.

1. Election of Director. (01) Guy Marge	2. Approval of the 2004 Incentive Bonus Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐	For all nominees except as noted above
MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

PLEASE BE CERTAIN YOU HAVE DATED AND SIGNED THIS PROXY.
Please sign exactly as your name appears herein, date and return this Proxy promptly in the envelope provided. Please correct your address before returning this Proxy. Persons signing in a fiduciary capacity should so indicate that fact and give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Joint owners must each sign personally.

Signature:	Date:	Signature:	Date:

DETACH HERE

PROXY

CHANNELL COMMERCIAL CORPORATION

Proxy Solicited on Behalf of the Board of Directors of
the Company for Annual Meeting, May 13, 2004

The undersigned hereby appoints William H. Channell, Sr., William H. Channell, Jr., Jacqueline M. Channell, and Dana Brenner each of them, as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock which the undersigned is entitled to vote at the 2004 Annual Meeting of the Company, to be held at the Embassy Suites located at 29345 Rancho California Road, Temecula, California 92591 on Thursday, May 13, 2004 at 9:00 a.m., local time, and at any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledge receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and (3) Annual Report of the Company for the fiscal year ended December 31, 2003.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

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CONTINUING DIRECTORS OTHER THAN NOMINEE
EXECUTIVE OFFICERS
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AUDIT COMMITTEE FINANCIAL EXPERT
CODE OF ETHICS
EXECUTIVE COMPENSATION
Equity Compensation Plan Information (1)
DESCRIPTION OF CERTAIN PLANS
BOARD MEETINGS AND COMMITTEES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
COMPENSATION COMMITTEE REPORT
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 1 ELECTION OF DIRECTOR GENERAL
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NEW PLAN BENEFITS
AUDIT AND ALL OTHER FEES
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
OTHER MATTERS
FORM 10-K
CHANNELL COMMERCIAL CORPORATION AUDIT COMMITTEE CHARTER
CHANNELL COMMERCIAL CORPORATION 2004 INCENTIVE BONUS PLAN